           THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

         [LOGO]
  MANULIFE FINANCIAL                                   VENTURE VANTAGE(R)

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Flexible Payment Deferred Combination Fixed and Variable Annuity Application. Payment (or original of exchange/transfer request) must accompany Application. Please make check payable to MANULIFE NORTH AMERICA (the "Company") and address
to: P.O. BOX 9230, BOSTON, MA 02205-9230.                           800-344-1029

1. ACCOUNT REGISTRATION (Please Print)

Owner (Applicant -- Must be completed)

Name*
_________________________________________________
        First          Middle          Last

Address
_________________________________________________
        Street

_________________________________________________
        City           State           Zip

Sex / / M / / F    Date of Birth /     /    /   /
                                 Month  Day  Year

Daytime Phone Number: (   ) _____________________

/ / / / / / / / / /     or    / / / / / / / / / /
Social Security Number          Tax ID Number

Client Brokerage Acct. #: ______________________

=================================================

Co-Owner (Complete if applicable)

Name*
_________________________________________________
        First          Middle          Last

Sex / / M / / F    Date of Birth /     /    /   /
                                 Month  Day  Year

/ / / / / / / / / /     or    / / / / / / / / / /
Social Security Number          Tax ID Number

=================================================

Annuitant (If different from Owner)

Name*
_________________________________________________
        First          Middle          Last

Address
_________________________________________________
        Street

_________________________________________________
        City           State           Zip

Sex / / M / / F    Date of Birth /     /    /   /
                                 Month  Day  Year

/ / / / / / / / / /
Social Security Number

=================================================

Co-Annuitant (Complete if applicable)

Name*
_________________________________________________
        First          Middle          Last

Sex / / M / / F    Date of Birth /     /    /   /
                                 Month  Day  Year

/ / / / / / / / / /
Social Security Number


2. INVESTMENT ALLOCATION

$___________ Allocate payment with application as indicated below (must total 100%) (Minimum initial payment of $10,000):

Payment Method: / / Check  / / Wire  / / 1035 Exchange
                / / Transfer/Rollover  / / Other ________


___% MAC Pacific Rim Emerging Markets (081)
___% **Merrill Lynch Developing Capital Markets Focus (063)
___% T. Rowe Price Science & Technology (082)
___% Founders Int'l Small Cap (083)
___% AIM Aggressive Growth (085)
___% Franklin Emerging Small Company (084)
___% CGTC Small Company Blend (073)
___% AIM Mid Cap Growth (086)
___% Wellington Management Mid Cap Stock (077)
___% Fidelity Overseas (096)
___% Rowe Price-Fleming Int'l Stock (087)
___% Templeton Int'l Value (173)
___% Fidelity Mid Cap Blend (091)
___% AXA Rosenberg Small Company Value (120)
___% MSAM Global Equity (089)
___% **Merrill Lynch Special Value Focus (062)
___% SSgA Growth (090)
___% Fidelity Large Cap Growth (100)
___% MAC Quantitative Equity (092)
___% T. Rowe Price Blue Chip Growth (093)
___% MAC Real Estate Securities (094)
___% MAS Value (095)
___% **Merrill Lynch Basic Value Focus (061)
___% Wellington Management Growth & Income (097)
___% CGTC U.S. Large Cap Value (069)
___% T. Rowe Price Equity-Income (098)
___% CGTC Income & Value (102)
___% Founders Balanced (099)
___% MAS High Yield (101)
___% SaBAM Strategic Bond (104)
___% PIMCO Global Bond (105)
___% PIMCO Total Return (176)
___% Wellington Management Inv Quality Bond (107)
___% CGTC Diversified Bond (103)
___% SaBAM U.S. Gov't Securities (108)
___% MAC Money Market (109)

Lifestyle Portfolios

___% Aggr 1000 (114)    ___% Growth 820 (113)
___% Bal 640 (112)      ___% Mod 460 (111)
___% Cons 280 (110)

Fixed Account
(1)One-year fixed account not available in OR.
___% 1 Yr (021)(1)

**These portfolios are not available for any ERISA governed plan.

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VENTURE.APP.015.99 5/99                                                     MLAM
   *Unless subsequently changed in accordance with terms of Contract issued.

3. BENEFICIARIES (Enclose signed letter if more information is required.)

Name*
__________________________________________________________
     First     Middle    Last      Relationship      %

Date of Birth /___/___/___/      /_/_/_/-/_/_/-/_/_/_/_/
             Month Day Year      Social Security Number

Name*
__________________________________________________________
     First     Middle    Last      Relationship      %

Date of Birth /___/___/___/      /_/_/_/-/_/_/-/_/_/_/_/
             Month Day Year      Social Security Number

Contingent Beneficiary
Name*
__________________________________________________________
     First     Middle    Last      Relationship      %

Date of Birth /___/___/___/      /_/_/_/-/_/_/-/_/_/_/_/
             Month Day Year      Social Security Number

4. PLAN SPECIFICS (Must be completed)

TYPE OF PLAN:  [ ] Non-Qualified   [ ] 1035 Exchange, Cost Basis $______

Qualified  [ ] IRA Tax year____[ ] Simple IRA      [ ] Keogh (HR-10)
           [ ] IRA Rollover    [ ] SEP IRA         [ ] 403(b) Check if ERISA [ ]
           [ ] IRA Transfer    [ ] Roth IRA        [ ] Money Purchase

           [ ] 401(k)          [ ] Profit Sharing
           [ ] 457             [ ] Other_________
           [ ] Defined Benefit


________________________________________________________________________________
[ ] No [ ] Yes    Has Annuitant or applicant(s) any existing annuities or
                   insurance?
________________________________________________________________________________
[ ] No [ ] Yes    Will the Purchase of this Annuity replace or change any
                   other insurance or annuity?
                   If "Yes," state company and contract number in Remarks, and attach replacement forms.
                   If 1035 exchange, or any other transfer of assets, attach original of exchange form or letter.
________________________________________________________________________________
Remarks:



________________________________________________________________________________
5. SIGNATURES (All participants must sign application, including
   Irrevocable Beneficiary, if designated.)


Notice to Applicant: FOR FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement or claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

FOR NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an insurance policy is subject to criminal and civil penalties.

FOR ARKANSAS, KENTUCKY, MAINE, NEW MEXICO, OHIO AND PENNSYLVANIA RESIDENTS
ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

STATEMENT OF APPLICANT: I/We agree that the Contract I/we have applied for shall not take effect until the later of: (1) the issuance of the Contract, (2) receipt by the Company at its Annuity Service Office of the first payment required under the Contract. The information herein is true and complete to the best of my/our knowledge and belief and is correctly recorded. I/We agree to be bound by the representations made in this application. The Contract I/we have applied for is suitable for my/our insurance investment objectives, financial situation and needs. I/We understand that unless I/we elect otherwise in the Remarks section, the Maturity Date will be the later of the Annuitant's 85th birthday, or 10 years from the Contract Date (IRAs and certain qualified retirement plans may require distributions to begin by age 70 1/2).

I/WE ACKNOWLEDGE RECEIPT OF THE MOST CURRENT PROSPECTUS AND UNDERSTAND THAT ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


________________________________________________________________________________________________________
Signed in (State)         Date Signed      Signature of Owner/Applicant      Signature of Co-Owner

________________________________________________________________________________________________________
Signature of Annuitant                     Signature of Co-Annuitant         Signature of Irrevocable
(if different from Owner)                  (if different from Co-Owner)      Beneficiary (if designated)




Statement of Agent:

A. [ ] No  [ ] Yes  Will this contract replace or change any existing life insurance or annuity in this or any other company?
                    If "Yes," please explain under Remarks.

B. [ ] Plan B (formerly T)    (Default as defined in Selling Agreement.)

C. I certify I am authorized and qualified to discuss the Contract herein applied for.



___________________________________________________________________________________________________________
Signature of Agent           Print Full Name                   Name of Firm

____________________________________________________________________________________________________________
Agent Number                 Agent Phone Number                State License ID Number    Date of Prospectus

*Unless subsequently changed in accordance with terms of Contract issued.
VENTURE.APP.105.99 5/99                                              MLAM

Initial below each VENTURE VANTAGE service option you wish to elect. (Service options operate exclusive of one another.)

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/ / Owner MUST initial here to elect this option.
                                                Telephone Transfer Authorization
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I authorize the Company to act on transfer instructions given by telephone from any person who can furnish proper identification. Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if the Company or such other person acted on telephone transfer instructions in good faith in reliance on this authorization.

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/ / Owner MUST initial here to elect this option.
                                              Telephone Withdrawal Authorization
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I authorize the Company to act on withdrawal instructions given from any person who can furnish proper identification by telephone. Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a telephone withdrawal if the Company or such other person acted on telephone withdrawal instructions in good faith in reliance on this authorization. The minimum withdrawal amount is $1,000.

Withdrawal instructions may authorize Partial Withdrawals of up to $50,000.00 per account. (Full withdrawals are not permitted by telephone.) The check may only be payable to the owner of record (who must be individual) and may be mailed only to the address of record. The Company will not allow telephone withdrawals for the following accounts: a) An account on which the address has been changed in the last 30 days, b) Accounts over which a person has Power of Attorney, c) 403(b) accounts for which the owner is under 59-1/2, d) Custodial accounts, and e) Accounts with Market Timers as owners.

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/ / Owner MUST initial here to elect this option.          Automatic Rebalancing
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If marked, the policyholder's contract value, excluding amounts in the fixed account investment options, will be automatically rebalanced to maintain the rebalancing percentage levels in the variable portfolios based on the current total value of the eligible portfolios on the day of rebalancing.

You may change the rebalancing percentages or terminate your participation in the program by providing the Company with a completed Automatic Rebalancing Authorization form or by providing instructions via telephone to an authorized Company representative prior to the day the rebalancing will occur.

If a policyholder elects to participate in Automatic Rebalancing, the total value of the variable portfolios must be included in the program. Therefore, fund exchanges and subsequent payments received and applied to portfolios in percentages different from the current rebalancing allocation will be rebalanced at the next date of rebalancing unless the subsequent payments are allocated to the fixed account investment options.

Rebalancing will occur on the 25th of the month (or next business day), please indicate frequency. If no frequency is indicated, then Automatic Rebalancing will occur Quarterly:

/ / Quarterly     / / Semi-Annually (June & December)    / / Annually (December)

Rebalancing percentages as indicated by variable Investment Allocations elected on the first page of the application, unless subsequently changed.

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/ / Owner MUST initial here to elect this option.
                                 Dollar Cost Averaging* (Minimum Payment $6,000)
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I authorize the Company to transfer an amount (minimum $100) each month as indicated below. Transfers are available from all variable and the one-year fixed investment options. A maximum of 10% from the one-year fixed investment option may be transferred monthly (10% maximum waived for promotional DCA programs). Please make first transfer on __/__/__ (mm/dd/yy).

START DATE: ______ (Indicate day of month excluding 29th, 30th, or 31st.) If application is received AFTER the requested start date, transfers will commence on the requested day of the following month. If no start date is indicated or the selected start date falls on a weekend or holiday, transfers will commence on the next available business day.

LENGTH OF TRANSFER PERIOD:  / / Indefinitely (or as long as all source funds have balances.)
                            / / ______ Months

SOURCE FUND                                       MONTHLY AMOUNT

_______________________________________________   $ ___________________________

DESTINATION FUND                                  MONTHLY AMOUNT TO DESTINATION
                                                  FUND
_______________________________________________   $ ___________________________

_______________________________________________   $ ___________________________

_______________________________________________   $ ___________________________


    *Unless subsequently changed in accordance with terms of Contract issued.
                                                                       MLAM 5/99

Initial below each VENTURE VANTAGE service option you wish to elect. (Service options operate exclusive of one another.)

[ ] Owner MUST initial here to elect this option.       Letter of Intent    (May not be available for certain qualified
                                                                             plans. Option not available in Oregon.)

I have satisfied the minimum initial purchase payment requirements and beginning on the Contract issuance date, I intend to invest over a 13 month period, an
aggregate amount at least equal to: Check one: [ ] $500,000   [ ] $2,500,000

I agree to the Letter of Intent provisions set forth in the Prospectus. If this aggregate amount is not fulfilled at the end of the 13 month period, the Company will recover an amount from the contract on that date. The amount the company will recover is equal to the greater of: a) The excess Payment Enhancement defined as the Payment Enhancement applied to the contract less the amount of Payment Enhancement that would have been applied to the contract absent a Letter of Intent, or b) The contract value multiplied by the ratio of the excess Payment Enhancement over total purchase payments applied to the Contract.


[ ] Owner MUST initial here to elect this option.       Income Plan* (Minimum Payment $12,000)

I authorize withdrawals (minimum $100) from my Contract Value to commence as indicated below. A maximum of 10% of payments may be withdrawn annually. When utilizing the Income Plan, I agree that if any debit/transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic debits/transfers.

          $______ prorata from active variable portfolios OR

                      From: __________________________________  $ _____________

                      From: __________________________________  $ _____________

                      From: __________________________________  $ _____________

                      From: __________________________________  $ _____________

                      From: __________________________________  $ _____________


INDICATE FREQUENCY:  [ ] Monthly or [ ] Quarterly (January, April, July and
                                                   October)
                     Day of Withdrawal: [ ] 1st  [ ] 7th  [ ] 16th  or  [ ] 26th

FEDERAL TAX INFORMATION (If no selection is made, the Company will NOT withhold taxes.)

CHOOSE ONE:         [ ] Do not withhold Federal Income Taxes
                    [ ] Withhold the 10% minimum (20% for 403(b) TSA accounts)
                        for Federal Income Tax
                    [ ] Withhold $ ________________

[   ] I wish to utilize Electronic Funds Transfer in the processing of my Income
      Plan (may take 20 business days). A VOIDED CHECK MUST BE ATTACHED.

Or, if different from owner, make check payable to:

_______________________________________________________________________________
First                         Middle                   Last

_______________________________________________________________________________
Street                        City                     State        Zip

(Allow 7 business days for receipt of check.)

[ ] Owner MUST initial here to elect this option.      Check Plus-Automatic
                                                       Purchase*

I authorize the Company to collect $________ (minimum $30) starting the month of _________ by initiating electronic debit entries to my bank account with the following frequency: [ ] Monthly: [ ] 5th or [ ] 20th Quarterly (20th of January, April, July and October). When utilizing Check Plus, I agree that if any debit/transfer is erroneously received by the bank indicated on the enclosed voided check, or is not honored upon presentation, any accumulation units may be canceled, and agree to hold the Company harmless from any loss due to such electronic debits/transfers. (A VOIDED CHECK MUST BE ATTACHED.)


 *Unless subsequently changed in accordance with the terms of Contract issued.

                                                                       MLAM 5/99